Exhibit 10.1

August 18, 2017

Jeff Cronk DC/JD
3112 Windsor Road #529
Austin, TX 7703

Employment agreement

Dear Jeff:

Spine Injury Solutions Inc. (Company) is pleased to offer you a position of Chief Operating Officer (COO) reporting to William Donovan, our CEO.  You will remain on our Board of Directors.

This is a full time “at will” state of Texas employment position meaning you or the Company, with providing you with minimum notice as required by law, may terminate your services at any time.  You will assist in all phases of work from reviewing daily operations to assisting in raising funds.  You will have no other job that creates a conflict with Spine Injury Solutions Inc. who is in the business of funding medical procedures, selling Quad Video Halos or surgery recording equipment.  We will ask you to sign a non-compete agreement and proprietary information agreement as a condition of your employment.  By signing this letter of agreement, you confirm that you have no contractual commitments or other legal obligations that would prevent you from performing your duties for the Company.

Your compensation package will include a $5,000 salary per month (starting immediately after signing agreement) plus standard company benefits.  Your salary will be reviewed annually and you will be eligible for cash incentives bonuses approved by the Board of Directors at its discretion.  The bonus will be paid within three months of the year end and you must be still actively employed by the Company to receive it.

Upon your acceptance of this position you will be granted up to 500,000 restricted shares of common stock of Spine Injury Solutions Inc., if certain goals established by the Board of directors are achieved.  Upon signing this letter, you will be given 20,000 restricted shares.  For the next twelve quarters, you will vest in equal 40,000 shares of restricted common shares if certain objectives are achieved.

This letter agreement supersedes and replaces any prior agreements, representations or understandings (whether written, oral, implied or otherwise) between you and the company and constitutes the complete agreement between you and the Company regarding the subject matter set forth herein.  This agreement may not be amended or modified, except by an express written agreement signed both by you and a duly authorized officer of the Company.

Sincerely,

/s/ William F Donovan

William F Donovan, CEO
Spine Injury Solutions Inc.

By signing and dating this agreement you are accepting this offer.

/s/ William F. Donovan MD, CEO
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For Spine Injury Solutions Inc. (Sign)
William F Donovan MD, CEO

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/s/ Jeffrey A. Cronk, DC/JD
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Jeffrey A. Cronk, DC/JD (sign)

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